Exhibit 99.3

BELDEN INC.

Unaudited Combined Condensed Pro Forma Financial Information

as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011

INTRODUCTION

On December 10, 2012, we acquired all of the outstanding capital stock of PPC Broadband, Inc. and SKT International Holdings B.V. (collectively, PPC) for cash of $521.4 million, subject to certain adjustments based upon final working capital amounts (PPC Acquisition). PPC is engaged in the manufacturing, assembly, and sale of connectors for the broadband industry. PPC’s headquarters and main operations are located in Syracuse, New York, with other operations in St. Kitts, Denmark, and China as well as a global sales presence. PPC’s strong brands and technology enhance our portfolio of products for the broadband industry.

The purchase price was funded through a combination of cash on hand and a draw in the amount of $375.0 million on our existing revolving credit facility. Prior to the end of 2012, we repaid a portion of the $375.0 million outstanding on the credit facility, in part due to receiving the cash proceeds from the sale of the Thermax and Raydex cable business (see the Current Report on Form 8-K filed on December 21, 2012). As of December 31, 2012, we had $198.3 million of borrowings outstanding under our revolving credit facility. Interest on the outstanding borrowings of $198.3 million is variable and based on the one month LIBOR rate (2.3% at December 31, 2012).

Pro Forma Financial Information

We have prepared the unaudited combined condensed financial information set forth below to reflect the acquisition of PPC by the application of pro forma adjustments to the historical financial statements of Belden. The periods presented consist of an unaudited pro forma combined condensed balance sheet as of September 30, 2012, and unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011.

We have derived the unaudited combined condensed pro forma financial information by applying pro forma adjustments to the historical consolidated financial statements of Belden, as included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and our Annual Report on Form 10-K for the year ended December 31, 2011. We have extracted the historical condensed combined financial statements of PPC from its quarterly financial statements as of and for the nine months ended September 30, 2012 and its annual financial statements for the year ended December 31, 2011.

The unaudited pro forma combined condensed balance sheet as of September 30, 2012 gives pro forma effect to the PPC Acquisition and the sale of the Thermax and Raydex cable business as if they occurred on September 30, 2012. The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 give pro forma effect to the PPC Acquisition, the sale of the Thermax and Raydex cable business, and the acquisition of Miranda Technologies Inc. (Miranda) as if they had occurred on January 1, 2011. For more information regarding the sale of the Thermax and Raydex cable business, please refer to the Current Report on Form 8-K filed on December 21, 2012. For more information regarding the acquisition of Miranda, please refer to the Current Reports on Form 8-K filed on August 1, 2012, August 10, 2012, and October 12, 2012.

The unaudited combined condensed pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the PPC Acquisition, the sale of the Thermax and Raydex cable business, and the acquisition of Miranda actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

BELDEN INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEETS

September 30, 2012

(Unaudited)

		Divestiture of
		Thermax and	Pro Forma		PPC		Pro Forma
	Historical	Raydex Cable	Combined	Historical	Pro Forma		Combined
	Belden Inc. (ix)	Business (x)	Excluding PPC	PPC	Adjustments		Including PPC
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$385,639	$265,000	$650,639	$29,415	$(323,130)	(i)	$356,924
Receivables, net	299,936	(14,256)	285,680	31,058	—		316,738
Inventories, net	208,478	(13,431)	195,047	31,874	8,550	(ii)	235,471
Deferred income taxes	15,648	—	15,648	—	—		15,648
Income tax receivable	21,471	—	21,471	—	—		21,471
Other current assets	18,977	(154)	18,823	1,370	—		20,193
Current assets held for sale	52,829	—	52,829	—	—		52,829

Total current assets	1,002,978	237,159	1,240,137	93,717	(314,580)		1,019,274

Property, plant and equipment, less accumulated depreciation	290,815	(7,151)	283,664	21,653	7,104	(iii)	312,421
Goodwill	516,424	(11,440)	504,984	5,117	250,764	(iv)	760,865
Intangible assets, less accumulated amortization	290,153	(11,710)	278,443	1,333	160,167	(v)	439,943
Other long-lived assets	75,229	—	75,229	1,354	—		76,583

	$2,175,599	$206,858	$2,382,457	$123,174	$103,455		$2,609,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$231,477	$(11,579)	$219,898	$17,312	$—		$237,210
Accrued liabilities	144,598	71,250	215,848	7,611	—		223,459
Current maturities of long-term debt	12,770	—	12,770	5,714	(5,714)	(vi)	12,770
Current liabilities held for sale	20,664	—	20,664	—	—		20,664

Total current liabilities	409,509	59,671	469,180	30,637	(5,714)		494,103

Long-term debt	959,762	—	959,762	24,762	173,508	(vii)	1,158,032
Postretirement benefits	132,731	—	132,731	—	—		132,731
Deferred income taxes	118	20,280	20,398	68	—		20,466
Other long-term liabilities	24,598	—	24,598	3,368	—		27,966
Total stockholders’ equity	648,881	126,907	775,788	64,339	(64,339)	(viii)	775,788

	$2,175,599	$206,858	$2,382,457	$123,174	$103,455		$2,609,086

See accompanying notes to unaudited combined condensed pro forma financial information.

BELDEN INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

		Divestiture of
		Thermax and		Pro Forma		PPC		Pro Forma
	Historical	Raydex Cable	Acquisition of	Combined	Historical	Pro Forma		Combined
	Belden Inc.	Business (ix)	Miranda (x)	Excluding PPC	PPC	Adjustments		Including PPC
	(In thousands, except per share amounts)
Revenues	$1,438,700	$75,648	$90,632	$1,453,684	$178,496	$—		$1,632,180
Cost of sales	(998,287)	(51,495)	(38,644)	(985,436)	(108,998)	1,283	(i)	(1,093,151)

Gross profit	440,413	24,153	51,988	468,248	69,498	1,283		539,029
Selling, general and administrative expenses	(261,277)	(5,140)	(38,064)	(294,201)	(33,975)	2,763	(ii)	(325,413)
Research and development	(48,082)	(648)	(14,613)	(62,047)	(2,811)	103	(iii)	(64,755)
Amortization of intangibles	(13,603)	(458)	(12,392)	(25,537)	—	(12,450)	(iv)	(37,987)
Income from equity method investment	7,254	—	—	7,254	—	—		7,254
Asset impairment	(29,998)	(94)	—	(29,904)	—	—		(29,904)

Operating income (loss)	94,707	17,813	(13,081)	63,813	32,712	(8,301)		88,224
Interest expense	(38,315)	(7)	(5,149)	(43,457)	(287)	(3,066)	(v)	(46,810)
Interest income	733	—	96	829	—	6	(vi)	835
Other income (expense)	—	—	—	—	201	(201)	(vii)	—
Loss on debt extinguishment	(50,585)	—	—	(50,585)	—	—		(50,585)

Income (loss) from continuing operations before taxes	6,540	17,806	(18,134)	(29,400)	32,626	(11,562)		(8,336)
Income tax benefit (expense)	8,991	(6,033)	6,151	21,175	(884)	(6,674)	(viii)	13,617

Income (loss) from continuing operations	$15,531	$11,773	$(11,983)	$(8,225)	$31,742	$(18,236)		$5,281

Weighted average number of common shares and equivalents:
Basic	45,410			45,410				45,410
Diluted	46,249			45,410				46,249
Basic income (loss) per share from continuing operations	$0.34			$(0.18)				$0.12

Diluted income (loss) per share from continuing operations	$0.34			$(0.18)				$0.11

See accompanying notes to unaudited combined condensed pro forma financial information.

BELDEN INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited)

		Divestiture of
		Thermax and		Pro Forma		PPC		Pro Forma
	Historical	Raydex Cable	Acquisition of	Combined	Historical	Pro Forma		Combined
	Belden Inc.	Business (ix)	Miranda (x)	Excluding PPC	PPC	Adjustments		Including PPC
	(In thousands, except per share amounts)
Revenues	$1,981,953	$99,766	$167,948	$2,050,135	$230,054	$—		$2,280,189
Cost of sales	(1,410,134)	(69,468)	(66,165)	(1,406,831)	(141,811)	1,542	(i)	(1,547,100)

Gross profit	571,819	30,298	101,783	643,304	88,243	1,542		733,089
Selling, general and administrative expenses	(325,950)	(6,916)	(58,872)	(377,906)	(43,028)	2,629	(ii)	(418,305)
Research and development	(55,711)	(959)	(22,748)	(77,500)	(3,838)	168	(iii)	(81,170)
Amortization of intangibles	(13,772)	(623)	(20,434)	(33,583)	—	(16,600)	(iv)	(50,183)
Income from equity method investment	13,169	—	—	13,169	—	—		13,169
Asset impairment	(2,549)	—	—	(2,549)	—	—		(2,549)

Operating income (loss)	187,006	21,800	(271)	164,935	41,377	(12,261)		194,051
Interest expense	(48,126)	(8)	(9,474)	(57,592)	(651)	(3,820)	(v)	(62,063)
Interest income	1,011	—	153	1,164	—	15	(vi)	1,179
Other income (expense)	—	—	—	—	1,383	(1,383)	(vii)	—

Income (loss) from continuing operations before taxes	139,891	21,792	(9,592)	108,507	42,109	(17,449)		133,167
Income tax benefit (expense)	(24,638)	(7,847)	8,717	(8,074)	(1,809)	(7,039)	(viii)	(16,922)

Income (loss) from continuing operations	$115,253	$13,945	$(875)	$100,433	$40,300	$(24,488)		$116,245

Weighted average number of common shares and equivalents:
Basic	47,109			47,109				47,109
Diluted	48,104			48,104				48,104
Basic income per share from continuing operations	$2.45			$2.13				$2.47

Diluted income per share from continuing operations	$2.40			$2.09				$2.42

See accompanying notes to unaudited combined condensed pro forma financial information.

BELDEN INC.

Notes to Unaudited Combined Condensed Pro Forma Financial Information

as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011

1. Basis of Presentation

The unaudited combined condensed pro forma financial information was prepared to reflect the PPC Acquisition, the sale of the Thermax and Raydex cable business, and the acquisition of Miranda. The unaudited pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments, when finalized, may differ materially from those presented in this unaudited pro forma financial information. There can be no assurance that a change in unaudited pro forma adjustments for the acquisitions will not result in material changes to the information presented.

In management’s opinion, the unaudited combined condensed pro forma financial information reflects adjustments that are both necessary to present fairly the unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of operations as of and for the periods indicated and are reasonable given the information currently available. Pro forma adjustments include the effects of events that are directly attributable to the acquisitions and disposition and are factually supportable. Material non-recurring profits and losses that result directly from the acquisitions and disposition have not been included in the unaudited pro forma combined condensed statements of operations, including the recognition of the step-up in value of inventory in our cost of sales and the amortization of the sales backlog intangible assets.

The unaudited combined condensed pro forma financial information is for illustrative and informational purposes only and is not intended to represent what our financial position or results from operations would have been had the PPC Acquisition, the sale of the Thermax and Raydex cable business, and the acquisition of Miranda been completed at the dates indicated. The unaudited combined condensed pro forma financial information should not be considered indicative of our future financial position or results of operations.

This information should be read in conjunction with Belden’s historical financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the period ended September 30, 2012.

2. Business Combination Accounting

The unaudited combined condensed pro forma financial information reflects the PPC Acquisition and the acquisition of Miranda using business combination accounting, which requires the measurement of the fair value of identifiable assets acquired and liabilities assumed. We have estimated the fair values as presented in the pro forma financial information using commonly accepted valuation methodologies. We are in the process of completing a formal valuation process. The valuation of acquired assets and assumed liabilities involves significant assumptions, certain risks, and various uncertainties, and actual results may differ materially from those estimates.

We will continue to refine our valuation modeling as information regarding the tangible and intangible assets is obtained, which will likely result in changes to the fair value measurements and estimates as presented herein. Upon completion of the valuation procedures, we will revise the fair values of the acquired assets and assumed liabilities, as necessary.

The allocations of the purchase prices were based upon preliminary valuation models and our estimates and assumptions. The allocations are subject to change, although we will undertake to complete the final allocation of the purchase prices within twelve months following the date of closing of each respective acquisition. In the opinion of management, the unaudited combined condensed pro forma financial information reflects a reasonable valuation of the acquisitions and provides for all adjustments necessary to reflect the effects of the transactions.

3. Pro Forma Adjustments

Generally, the adjustments in each of the statements presented above represent the following: (i) adjustments of the historical net book values of the assets acquired and liabilities assumed to estimated fair value and the associated income statement effects, such as revised amortization and depreciation expense as a result of the fair value adjustments and changes to estimated useful lives; (ii) the impact of financing the purchase prices, including the payment of cash and borrowings under credit arrangements, and the associated income statement effects, such as incremental interest expense, including incremental amortization of deferred financing costs; (iii) adjustments to the historical financial statements of PPC and Miranda in order to present them in conformity with accounting principles generally accepted in the United States and in accordance with Belden accounting policies; and (iv) consideration of the income tax implications of the pro forma adjustments.

The unaudited pro forma combined financial information presented above reflects the following specific adjustments:

Pro Forma Combined Condensed Balance Sheets

as of September 30, 2012

(i)	the net cash outflow to fund a portion of the PPC Acquisition purchase price;

(ii)	the estimated fair value adjustments on inventory;

(iii)	the estimated fair value adjustments on property, plant, and equipment;

(iv)	the remaining excess purchase price over fair value of the acquired tangible and intangible assets, net of assumed liabilities, which is recorded as goodwill, net of PPC’s historical goodwill;

(v)	the estimated fair value of intangible assets recorded through purchase accounting, net of PPC’s historical intangible assets;

(vi)	to eliminate PPC’s current maturities of long-term debt that were not assumed in the acquisition;

(vii)	borrowings under the senior secured credit facility of $198.3 million to fund a portion of the PPC Acquisition purchase price partially offset by the elimination of PPC’s long-term debt of $24.8 million which was not assumed in the acquisition;

(viii)	to eliminate PPC’s historical stockholders’ equity;

(ix)	the balance sheet effects and purchase accounting adjustments related to the July 27, 2012 acquisition of Miranda is already reflected in the historical Belden Inc. consolidated balance sheet as of September 30, 2012;

(x)	to reflect the Company’s sale of the Thermax and Raydex cable business on December 17, 2012 for approximately $265 million. Pro forma financial information regarding the disposition of Thermax and Raydex is included in a Current Report on Form 8-K filed on December 21, 2012. The historical balances of the Thermax and Raydex cable business and the pro forma adjustments related to the disposition are presented below as of September 30, 2012 (in thousands):

	Thermax and
	Raydex Cable	Pro Forma
	Business (1)	Adjustments (2)	Total
ASSETS
Current assets:
Cash and cash equivalents	$—	$265,000	$265,000
Receivables, net	(14,256)	—	(14,256)
Inventories, net	(13,431)	—	(13,431)
Other current assets	(154)	—	(154)

Total current assets	(27,841)	265,000	237,159

Property, plant and equipment, less accumulated depreciation	(7,151)	—	(7,151)
Goodwill	(11,440)	—	(11,440)
Intangible assets, less accumulated amortization	(11,710)	—	(11,710)

	$(58,142)	$265,000	$206,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$(11,579)	$—	$(11,579)
Accrued liabilities	(2,750)	74,000	71,250

Total current liabilities	(14,329)	74,000	59,671

Deferred income taxes	1,280	19,000	20,280
Total stockholders’ equity	(45,093)	172,000	126,907

	$(58,142)	$265,000	$206,858

(1)	to eliminate the Thermax and Raydex cable business assets and liabilities (intercompany balances are excluded) from Belden’s historical net assets as a result of the disposition;
(2)	to reflect other effects of the disposition including: (i) the cash proceeds of $265 million received at closing, (ii) transaction costs of $7.5 million, and (iii) tax adjustments related to the disposition. The estimated after-tax gain on the sale of the Thermax and Raydex cable business assuming the disposition closed on September 30, 2012 is approximately $127 million and is included in total stockholders’ equity. The actual gain determined as of the closing date, December 17, 2012, was approximately $125 million.

Pro Forma Combined Condensed Statements of Operations

for the nine months ended September 30, 2012

(i)	a $1.2 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment, and the reclassification of $0.1 million of certain other income items of PPC into cost of sales in order to present such items on a basis consistent with Belden’s accounting policies;

(ii)	the elimination of $2.1 million of direct incremental transaction costs, a $0.4 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment, a reclassification of $0.2 million of certain other income items of PPC into selling, general and administrative expenses in order to present such items on a basis consistent with Belden’s accounting policies, and the elimination of $0.1 million of amortization of intangible assets previously recorded by PPC;

(iii)	a reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;

(iv)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;

(v)	incremental interest expense of $3.4 million associated with borrowings under the senior secured credit facility to fund a portion of the PPC Acquisition partially offset by the elimination of PPC’s historical interest expense of $0.3 million;

(vi)	the reclassification of PPC’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;

(vii)	a reclassification of certain other income (expense) items of PPC in order to present such items on a basis consistent with Belden’s accounting policies;

(viii)	the estimated taxable effect of the incremental income or losses related to these pro forma adjustments and the taxable effect on PPC’s historical income. PPC was historically taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, PPC’s taxable income was included in the individual income tax returns of its shareholders;

(ix)	to eliminate the Thermax and Raydex cable business revenues and expenses from Belden’s historical results as a result of the disposition on December 17, 2012. Pro forma financial information regarding the disposition of Thermax and Raydex is included in a Current Report on Form 8-K filed on December 21, 2012;

(x)	to reflect the Company’s acquisition of Miranda on July 27, 2012 for approximately $375 million. The historical balances of Miranda and the pro forma adjustments related to the acquisition are presented below for the period from January 1, 2012 through July 27, 2012 (in thousands). The operating results of Miranda after July 27, 2012 are already reflected in the historical Belden Inc. operating results.

	Historical	Pro Forma
	Miranda	Adjustments		Total
Revenues	$94,977	$(4,345	) (1)	$90,632
Cost of sales	(37,442)	(1,202	) (2)	(38,644)

Gross profit (loss)	57,535	(5,547)		51,988
Selling, general and administrative expenses	(44,382)	6,318	(3)	(38,064)
Research and development	(14,285)	(328	) (4)	(14,613)
Amortization of intangibles	—	(12,392	) (5)	(12,392)

Operating loss	(1,132)	(11,949)		(13,081)
Interest expense	—	(5,149	) (6)	(5,149)
Interest income	—	96	(7)	96
Other income (expense)	(5,894)	5,894	(8)	—

Loss from continuing operations before taxes	(7,026)	(11,108)		(18,134)
Income tax benefit	1,148	5,003	(9)	6,151

Loss from continuing operations	$(5,878)	$(6,105)		$(11,983)

(1)	the estimated deferral of revenue associated with a Miranda product line in accordance with accounting principles generally accepted in the United States;
(2)	the reclassification of $2.3 million of certain other expense items of Miranda into cost of sales in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies partially offset by the estimated deferral of $0.9 million of cost of sales associated with a Miranda product line in accordance with accounting principles generally accepted in the United States and a $0.2 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment;
(3)	the elimination of $7.6 million of direct incremental transaction costs, $1.6 million of amortization of intangible assets previously recorded by Miranda, a $0.8 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment partially offset by a reclassification of $3.7 million of certain other expense items of Miranda (including stock based compensation expenses) into selling, general and administrative expenses in order to present such items in accordance with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies;
(4)	a reclassification of $2.0 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies partially offset by the elimination of $1.5 million of amortization of intangible assets previously recorded by Miranda and a $0.2 million reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;
(5)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;
(6)	the impact of incremental interest expense of $4.9 million and amortization of deferred financing costs on the Term Loan issued to fund a portion of the purchase price of the Miranda Acquisition of $0.2 million;
(7)	the reclassification of Miranda’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;

(8)	a reclassification of certain other income (expense) items of Miranda in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies;
(9)	a reclassification of $2.0 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies and the estimated tax effect of the incremental income or losses related to these pro forma adjustments of $3.0 million.

Pro Forma Combined Condensed Statements of Operations

for the year ended December 31, 2011

(i)	a $2.0 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment partially offset by the reclassification of $0.5 million of certain other expense items of PPC into cost of sales in order to present such items on a basis consistent with Belden’s accounting policies;

(ii)	a reclassification of $1.8 million of certain other income items of PPC into selling, general and administrative expenses in order to present such items on a basis consistent with Belden’s accounting policies, a $0.6 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment, and the elimination of $0.2 million of amortization of intangible assets previously recorded by PPC;

(iii)	a reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;

(iv)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;

(v)	incremental interest expense of $4.5 million associated with borrowings under the senior secured credit facility to fund a portion of the PPC Acquisition partially offset by the elimination of PPC’s historical interest expense of $0.7 million;

(vi)	the reclassification of PPC’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;

(vii)	a reclassification of certain other income (expense) items of PPC in order to present such items on a basis consistent with Belden’s accounting policies;

(viii)	the estimated taxable effect of the incremental income or losses related to these pro forma adjustments and the taxable effect on PPC’s historical income. PPC was historically taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, PPC’s taxable income was included in the individual income tax returns of its shareholders;

(ix)	to eliminate the Thermax and Raydex cable business revenues and expenses from Belden’s historical results as a result of the disposition on December 17, 2012. Pro forma financial information regarding the disposition of Thermax and Raydex is included in a Current Report on Form 8-K filed on December 21, 2012;

(x)	to reflect the Company’s acquisition of Miranda on July 27, 2012 for approximately $375 million. Pro forma financial information regarding the acquisition is included in a Current Report on Form 8-K filed on October 12, 2012. The historical balances of Miranda and the pro forma adjustments related to the acquisition are presented below for the year ended December 31, 2011 (in thousands):

	Historical	Pro Forma
	Miranda	Adjustments		Total
Revenues	$183,502	$(15,554	) (1)	$167,948
Cost of sales	(72,301)	6,136	(2)	(66,165)

Gross profit (loss)	111,201	(9,418)		101,783
Selling, general and administrative expenses	(61,760)	2,888	(3)	(58,872)
Research and development	(22,934)	186	(4)	(22,748)
Amortization of intangibles	—	(20,434	) (5)	(20,434)

Operating income (loss)	26,507	(26,778)		(271)
Interest expense	—	(9,474	) (6)	(9,474)
Interest income	—	153	(7)	153
Other income (expense)	482	(482	) (8)	—

Income (loss) from continuing operations before taxes	26,989	(36,581)		(9,592)
Income tax benefit (expense)	(4,228)	12,945	(9)	8,717

Income (loss) from continuing operations	$22,761	$(23,636)		$(875)

(1)	the estimated deferral of revenue associated with a Miranda product line in accordance with accounting principles generally accepted in the United States;
(2)	the estimated deferral of $3.1 million of cost of sales associated with a Miranda product line in accordance with accounting principles generally accepted in the United States, the reclassification of $2.6 million of certain other income (expense) items of Miranda into cost of sales in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, and a $0.4 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment;
(3)	a reclassification of $1.6 million of certain other expense items of Miranda (including stock based compensation expenses) into selling, general and administrative expenses in order to present such items in accordance with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, the elimination of $3.1 million of amortization of intangible assets previously recorded by Miranda, and a $1.4 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment;
(4)	a reclassification of $3.1 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, the elimination of $2.9 million of amortization of intangible assets previously recorded by Miranda, and a $0.3 million reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;
(5)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;
(6)	the impact of incremental interest expense of $8.5 million, amortization of deferred financing costs on the Term Loan issued to fund a portion of the purchase price of the Miranda Acquisition of $0.3 million; and a reclassification of $0.6 million of Miranda’s interest expense from other income (expense) to interest expense in order to be presented on a basis consistent with Belden’s accounting policies;

(7)	the reclassification of Miranda’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;
(8)	a reclassification of certain other income (expense) items of Miranda in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies;
(9)	a reclassification of $3.1 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies and the estimated taxable effect of the incremental income or losses related to these pro forma adjustments of $9.8 million.

4. Preliminary Estimated Allocation of Purchase Price

For the PPC Acquisition, the following table summarizes the estimated fair value of the assets acquired and the liabilities assumed as presented in the pro forma combined condensed balance sheet above, as of September 30, 2012 (in thousands).

Cash	$29,415
Receivables	31,058
Inventories	40,424
Other current assets	1,370
Property, plant and equipment	28,757
Goodwill	255,881
Intangible assets	161,500
Other long-lived assets	1,354

Total assets	$549,759

Accounts payable	$17,312
Accrued liabilities	7,611
Other long-term liabilities	3,368
Deferred income taxes	68

Total liabilities	28,359

Net assets	$521,400

For purposes of the above allocation, we have estimated a fair value adjustment for inventories based on the estimated selling price of the work-in-process and finished goods acquired at the closing date less the sum of the estimated costs to complete the work-in process, the costs of disposal, and a reasonable profit allowance for our post acquisition selling efforts. We based our estimate of the fair value of the acquired property, plant and equipment and intangible assets on preliminary estimates, which will be finalized based upon the completion of a valuation study performed by a third party valuation firm.

5. Long-Term Debt

We borrowed $375.0 million on our existing revolving credit facility in order to fund a portion of the purchase price for the acquisition of PPC. Prior to the end of 2012, we repaid a portion of the $375.0 million outstanding on the credit facility, in part due to receiving the cash proceeds from the sale of the Thermax and Raydex cable business. As of December 31, 2012, we had $198.3 million of borrowings outstanding under our revolving credit facility. The revolving credit facility matures in 2016 and interest on the outstanding borrowings of $198.3 million is variable and based on the one month LIBOR rate.